[EXHIBIT 10.38- Certain portions of this document have been
  omitted in the publicly filed version of this document pursuant to the Registrant's request for confidential treatment and filed separately with the Securities and Exchange Commission.
Omitted confidential information is indicated in brackets in this Exhibit.]

             SPD FILM LAMINATION LICENSE AGREEMENT
                            BETWEEN
                RESEARCH FRONTIERS INCORPORATED
                              AND
                         PILKINGTON PLC

This License Agreement ("Agreement") effective as of March
25, 2004 by and between RESEARCH FRONTIERS
INCORPORATED, a Delaware corporation ("LICENSOR") and PILKINGTON PLC, a corporation organized under the laws of the United Kingdom (hereinafter called "LICENSEE"). The
"Effective Date" of this Agreement shall be the date which is the last date of formal execution of this Agreement by duly authorized representatives of the parties to this Agreement as indicated on the signature page of this Agreement.

                                 RECITALS

WHEREAS, LICENSOR has been engaged in research and development in the application of physicochemical concepts to Light Valves and Light Valve Film (all as hereinafter defined) and of methods and apparatus relating to products incorporating such concepts (which products, can include, without limitation thereto, windows for buildings and vehicles, sunvisors, sunroofs, flat panel displays, eyewear and rear-view mirrors); and is possessed of and can convey information and know-how for such products and rights to manufacture, use and sell such products; and

WHEREAS, LICENSEE and its Affiliates are interested in laminating Light Valve Film to glass or plastic ("Laminated
Light Valve Film") and providing such Laminated Light Valve
Film to other licensees of LICENSOR; and

WHEREAS, LICENSEE and its Affiliates desire to acquire from LICENSOR, and LICENSOR desires to grant to LICENSEE and its Affiliates, certain rights and licenses with respect to such technology of LICENSOR;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1    DEFINITIONS

          1.1 The following terms when used herein shall have the respective meanings set forth in this Article 1.

"Affiliates" means Pilkington Automotive Limited, Pilkington
Technology Management Limited and Pilkington United
Kingdom Limited.

"Authorized User" means LICENSOR and/or any other person or entity listed by LICENSOR on Schedule B hereof who has been granted permission by LICENSOR to receive Laminated
Light Valve Film from LICENSEE under this Agreement.
LICENSEE agrees that LICENSOR in its sole judgment may amend Schedule B hereof at any time during the term of this Agreement for any reason by sending LICENSEE a written notice of such amendment and specifying the reason for such change. The persons or entities now or hereafter listed on Schedule B may not include all of LICENSOR's current licensees and may include prospective licensees of LICENSOR, and for legal or practical reasons, LICENSOR may restrict whether or not Laminated Light Valve Film laminated by LICENSEE may be sold, leased or transferred to such person or entity, and/or the application that such Laminated Light Valve Film may be used for by the recipient. LICENSEE agrees that it and its permitted sublicensees hereunder shall cease all sales, leases, or other dispositions of Laminated Light Valve Film to any person or entity whose name is deleted from Schedule B by LICENSOR, unless and until LICENSOR consents in writing to the resumption of such sales, leases or other dispositions (a) immediately upon receipt of any written notice from LICENSOR that any person or entity is no longer included on Schedule B, or (b) if either LICENSEE or its permitted sublicensees becomes aware that any such person or entity listed on Schedule B or otherwise receiving Laminated Light Valve
Film is making any improper use of such Laminated Light Valve Film, in which case LICENSEE shall promptly notify
LICENSOR of such improper use.

"Licensed Territory " means all countries of the world.

"Light Valve" means a variable light transmission device which has been developed by LICENSOR and in respect of which the patents and patent applications listed on Schedule A and the Technical Information of LICENSOR apply comprising: a cell including cell walls, containing or adapted to contain an activatable material, described hereinafter, such that a change in the optical characteristics of the activatable material affects the characteristics of light absorbed by, transmitted through and/or reflected from the cell; means incorporated in the cell, or separate therefrom for applying an electric or magnetic field to the activatable material within the cell; and coatings, (including, but not limited to, electrodes), spacers, seals, electrical and/or electronic components, and other elements incorporated in the cell. The activatable material, which the cell contains or is adapted to contain, includes in it solid suspended particles, which when subjected to a suitable electric or magnetic field, orient to produce a change in the optical characteristics of the device, and may be either in the form of a liquid suspension, gel, film or other material.

"Light Valve Film" means a film or sheet or more than one thereof comprising a suspension of particles used or intended for use solely in or as a Light Valve, which has been developed by LICENSOR and in respect of which the patents and patent applications listed on Schedule A and the Technical Information of LICENSOR apply and such Light Valve Film shall comprise either (a) a suspension of particles dispersed throughout a continuous liquid phase enclosed within one or more rigid or flexible solid films or sheets, or (b) a discontinuous phase of a liquid comprising dispersed particles, said discontinuous phase being dispersed throughout a continuous phase of a rigid or flexible solid film or sheet, and such Light Valve Film may also comprise one or more other layers such as, without limitation, a film, coating or sheet or combination thereof, which may provide the Light Valve Film with (1) scratch resistance, (2) protection from ultraviolet radiation, (3) reflection of infrared energy, and/or (4) electrical conductivity for transmitting an applied electric or magnetic field to the activatable material, in each case which has been developed by or for LICENSOR and in respect of which the patents and patent applications listed on Schedule A and the Technical Information of LICENSOR apply.


"Laminated Light Valve Film" shall mean Light Valve Film which has been laminated by or for LICENSEE or its sublicensees or subcontractors to a rigid material such as glass or plastic.

"Technical Information" means all useful information relating to apparatus, methods, processes, practices, formulas, techniques, procedures, patterns, ingredients, designs and the like including (by way of example) drawings, written recitations of data, specifications, parts, lists, assembly procedures, operating and maintenance manuals, test and other technical reports, know-how of LICENSOR, and the like owned or controlled by LICENSOR, to the extent they exist, that relate to Light Valves or Light Valve Film and that consist of concepts invented or developed by LICENSOR and which are deemed significant by LICENSOR. Know-how of LICENSOR's suppliers and of LICENSOR's other licensees and their sublicensees under licenses from LICENSOR shall not be considered Technical Information owned or controlled by LICENSOR.

1.2 "LICENSEE" where used throughout this Agreement shall be deemed to mean any or all of Pilkington plc and the Affiliates together.

1.3 References to Sections and to Schedules shall be to the sections and schedules of this Agreement except where expressly stated otherwise.

2    GRANT OF LICENSE

     2.1 License During the term of this Agreement, LICENSOR hereby grants LICENSEE a non-exclusive right and license to use (a) all of the Technical Information, if any, (subject to Section 8.1 hereof), furnished by LICENSOR pursuant to this Agreement, and (b) any invention claimed in (i) any of the unexpired patents now or hereafter listed on Schedule A attached hereto or (ii) unexpired patents which issue from pending patent applications now or hereafter listed in Schedule A, and any continuations, continuations-in-part, divisions, reissues, reexaminations, or extensions thereof to (a) laminate Light Valve Film obtained by LICENSEE from suppliers of such Light Valve Film authorized to supply such Light Valve
Film to LICENSEE, and to provide such Laminated Light Valve
Film solely to an Authorized User in the Authorized User's permitted territory and for the applications specified and purpose permitted on Schedule B hereof and (b) carry out the testing, evaluation, development and other activities more particularly described in Section 4.1. The license granted pursuant to this Section 2.1 shall be royalty-free to LICENSEE and its permitted sublicensees hereunder. By virtue of the disclosure of Technical Information and training, if any, provided by LICENSOR under this Agreement, all Laminated
Light Valve Film sold, leased or otherwise disposed of by or for LICENSEE hereunder shall be deemed to have been manufactured at least in part using the Technical Information provided by LICENSOR. The foregoing license is only a license with respect to the lamination and disposition of Laminated Light Valve Film and nothing contained in this Agreement shall permit LICENSEE to make, sell, use or otherwise dispose of other Light Valve products, including
Light Valves and Light Valve Film and components thereof.

     2.2 No Other Rights LICENSEE agrees that, except for the specific licenses granted to it under Section 2.1 hereof, LICENSEE has not acquired any rights or licenses under this Agreement to use Light Valves or Light Valve Film or any components thereof made by or for LICENSEE pursuant to this Agreement.

     2.3 Sublicenses LICENSEE shall have the right to grant non-exclusive sublicenses to any wholly-owned and controlled subsidiary of LICENSEE, whose obligations to LICENSOR hereunder LICENSEE hereby guarantees, and which acknowledges to LICENSOR in writing that it wishes to become a sublicensee hereunder prior to doing so and agrees to be bound by the terms and conditions of this Agreement. All sublicenses shall (i) be non-exclusive, (ii) shall terminate with the termination of the rights and licenses granted to LICENSEE under Section 2.1 hereof, and be otherwise limited in accordance with the limitations and restrictions which are imposed on the rights and licenses granted to LICENSEE hereunder, (iii) contain confidentiality provisions no less protective than those contained in Section 12.1 hereof, and (iv) shall contain such other terms, conditions, and licenses as are necessary to enable LICENSEE to fulfill its obligations hereunder. LICENSEE shall send LICENSOR a copy of every sublicense agreement or other agreement entered into by LICENSEE in connection with a sublicense hereunder within thirty (30) days of the execution thereof. LICENSOR may terminate any such sublicense if there is any change in the ownership or control of a sublicensee.

3    REPORTS AND RECORD-KEEPING

     3.1 Reports Within 15 days after the end of each quarter ended 31 March, 30 June, 30 September and 31 December in each year during the term of this Agreement, LICENSEE shall send to LICENSOR a report setting forth in reasonable detail the quantity of Light Valve Film purchased or otherwise obtained by LICENSEE and the quantity of Laminated Light
Valve Film sold, leased, disposed of, or delivered by or for LICENSEE and its sublicensees during such quarter to Authorized Users and samples provided to third parties with LICENSOR's consent, with the amounts sold or otherwise provided to each Authorized User, including sample recipients, and their identity clearly broken down. The first report submitted under this Agreement shall cover the period from the Effective Date of the Agreement to the end of the first quarter in which Light Valve Film is obtained or Laminated Light Valve
Film is sold, or otherwise disposed of by LICENSEE hereunder. LICENSEE shall also furnish to LICENSOR at the same time it becomes available to any third party, a copy of each brochure, standard price list, advertisement or other marketing and promotional materials prepared, published or distributed by LICENSEE or its sublicensees relating to Laminated Light
Valve Film.

     3.2 Recordkeeping. LICENSEE shall keep and shall cause each sublicensee to keep for six (6) years after the date of submission of each report supported thereby, true and accurate records, files, data and books of accounts that relate to the acquisition, processing, lamination, sale or other disposition of Laminated Light Valve Film, reasonably required for the full computation and verification of the information to be given in the statements herein provided for. LICENSOR and LICENSEE agree that an independent certified public accounting firm (selected by LICENSOR from the largest ten certified public accounting firms in the United States of America or the United Kingdom) may audit such records, files and books of accounts to determine the accuracy of the statements given by LICENSEE pursuant to Section 3.1 hereof. Such an audit shall be made upon reasonable advance notice to LICENSEE and during usual business hours. The cost of the audit shall be borne by LICENSOR, unless the audit shall disclose a material breach by LICENSEE of any term of this Agreement, or an inaccuracy greater than 2% in any report provided to LICENSOR by LICENSEE, during the audited period, in which case
LICENSEE shall bear the full cost of such audit. The results of the audit shall be kept confidential pursuant to the provisions of
Section 12.1 except to the extent required by a party hereto to enforce its rights hereunder, or which is otherwise required to be disclosed by law or under generally accepted accounting principles.

4    OBLIGATIONS OF LICENSOR AND LICENSEE

     4.1  Development of Laminated Light Valve Film    As
licensed in Section 2.1, LICENSEE may:

     (1) laminate Light Valve Film for the purposes of carrying out the activities hereinafter set out at this section;

     (2)  test and evaluate Light Valve Film and Laminated Light
     Valve Film for the purposes of assessing its use and commerciality as an end product to be sold to customers;

     (3) carry out such steps as may be required to understand and develop methods of processing of Light Valve Film and Laminated Light Valve Film;

     (4) work with authorized suppliers of Light Valve Film and/or with LICENSOR to evaluate and optimize Light Valve
     Film's and Laminated Light Valve Film's manufacturing parameters and to assess and improve the performance of Light Valve Film and Laminated Light Valve Film (except that nothing in this subsection shall oblige LICENSEE to do so).

     4.2 LICENSOR Purchases Upon request of LICENSOR and with reasonable prior notice, LICENSEE shall sell and deliver to LICENSOR, Laminated Light Valve Film or components thereof at LICENSEE's prevailing market prices and in quantities mutually agreed upon by LICENSOR and LICENSEE, except that nothing in this Section shall oblige LICENSEE to do so where price or quantities cannot be agreed. LICENSEE acknowledges that LICENSOR and its present and/or future licensees (or entities who have been granted the option of entering into license agreements with LICENSOR) may independently manufacture (or have third parties manufacture or laminate for them) and sell Light Valve Film under the terms of agreements between them and LICENSOR, or may independently manufacture, laminate and sell Light Valve Film which LICENSOR produces, or has produced on its behalf. Nothing contained in this Agreement shall impose any obligation on LICENSOR or any other parties to purchase any Laminated Light Valve Film from LICENSEE or impose any obligation on LICENSEE to sell any Laminated Light Valve
Film to any third party. Notwithstanding anything contained herein to the contrary, during the term of this Agreement LICENSOR may provide Laminated Light Valve Film obtained by LICENSOR pursuant to this Section 4.2 to third parties so long as LICENSOR does not receive from the recipient for the provision of such Laminated Light Valve Film any monetary payment in excess of LICENSOR's purchase price plus shipping, administrative, overhead and related costs to such recipient.

     4.3 Compliance LICENSEE agrees that, without limitation, any manufacture, sale, lease, use or other disposition of Laminated Light Valve Film by LICENSEE that is not in strict accordance with (1) the provisions of this Agreement, (2) restrictions on the type of product, or the territory in which such product may be, made, used, sold or otherwise disposed of by or for an Authorized User where LICENSEE is made aware of such territory into which such product will be sold, used or otherwise disposed of prior to delivery of the same to such Authorized User, or other provisions or restrictions, which are contained in any other agreement in force between LICENSOR and an Authorized User which is known to LICENSEE which relates to Light Valves, Light Valve Film, or components thereof, or (3) with the provisions of any other agreement then in force to which LICENSEE is a party and which relates to Light Valves, Light Valve Film, or components thereof shall be deemed a material breach of this Agreement. For the avoidance of doubt, no act or omission of LICENSOR or any Authorized
User with respect to Laminated Light Valve Film produced by LICENSEE shall be deemed a material breach of this Agreement by LICENSEE.

     4.4 End Users LICENSEE agrees to require all direct recipients of Laminated Light Valve Film to whom Laminated
Light Valve Film is sold, leased, provided to, or otherwise disposed of by LICENSEE or its sublicensees, to not look to LICENSOR or its affiliates for any claims, warranties, or liability relating to such Laminated Light Valve Film.
LICENSEE agrees to take all steps to reasonably assure itself that Laminated Light Valve Film sold, leased or otherwise disposed of by or for LICENSEE is being used for permitted application and territory only, insofar as it may be reasonably possible to do so. If a party which is not then listed on Schedule B hereto wishes to obtain samples of Laminated Light Valve
Film or to purchase Laminated Light Valve Film from
LICENSEE, LICENSEE shall notify LICENSOR and shall refer such party to LICENSOR. If such party enters into a suitable agreement with LICENSOR, LICENSOR shall inform
LICENSEE whether such party may then obtain samples of Laminated Light Valve Film from LICENSEE.

     4.5 Laws and Regulations LICENSEE agrees that it shall be solely responsible for complying with all laws and regulations affecting, and obtaining all approvals necessary from governmental agencies and other entities required in respect of, the processing, use and sale or other disposition of Laminated Light Valve Film by LICENSEE and its sublicensees.
LICENSEE agrees to maintain a file of all such approvals and to send LICENSOR a copy of all such approvals (including
English translations thereof in the case of approvals required by any foreign country) within 10 business days of any written request for such copies by LICENSOR. LICENSEE represents and warrants to LICENSOR that no approval from any governmental agency or ministry, or from any third party, is required for LICENSEE to effectuate the terms of this Agreement or the transactions contemplated hereby.

     4.6 Purchase of Components from Others By virtue of the disclosure of Technical Information, other information, and training, if any, provided from time to time by LICENSOR to LICENSEE and to its other licensees, and each of their sublicensees and affiliates, any component of a Light Valve, including, without limitation, materials, suspensions, films, polymers, coatings, particle precursors, and particles (each, a "Component"), which LICENSEE or its sublicensees makes, has made for it, or purchases from any third party for use in Laminated Light Valve Film shall be deemed to have been manufactured at least in part using the Technical Information provided by LICENSOR if LICENSEE or any supplier of a Component to LICENSEE has had access to Technical
Information of any kind of LICENSOR or its licensees and their sublicensees, consultants, subcontractors, agents or representatives. LICENSEE and its sublicensees each hereby agrees that (i) all Light Valve Film and Components shall be used only in strict accordance with the provisions of this Agreement, and that such Light Valve Film and Components may not be used for any other purpose or resold by LICENSEE or its sublicensees except as specifically permitted by the license granted in Section 2.1 hereof, and (ii) LICENSEE and its sublicensees will only look to the manufacturer or supplier of such Light Valve Film or Component or other item used by LICENSEE or its sublicensees and not to LICENSOR or its affiliates for any claims, warranties, or liability relating to such Light Valve Film or Component or other item. LICENSEE acknowledges that LICENSOR has not made any representations or warranties regarding the availability of any Light Valve Film or Component, or the price thereof, and that in all respects LICENSEE shall deal directly with the suppliers of such Light Valve Film or Components and will obtain from them information regarding availability, pricing, and/or other terms relating to such Light Valve Film or Components.

     4.7 No Warranties by LICENSOR LICENSOR does not represent or warrant the performance of any Light Valve Film, material, Component, or information provided hereunder, and LICENSEE expressly acknowledges and agrees that any such Light Valve Film, material, Component or information provided by LICENSOR hereunder is provided "AS IS" and that LICENSOR makes no warranty with respect thereto and DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED
(other than those specifically contained in Article 13), INCLUDING BUT NOT LIMITED TO THE IMPLIED
WARRANTIES OF MERCHANTABILITY AND FITNESS
FOR A PARTICULAR PURPOSE, WITH RESPECT
THERETO, ITS USE OR ANY INABILITY TO USE IT, OR
THE RESULTS OF ITS USE. Except for any breach of the terms of this Agreement, in no event shall any party to this Agreement be liable for any damages, whether in contract or tort
(including negligence), including but not limited to direct, consequential, special, exemplary, incidental and indirect damages, arising out of or in connection with this Agreement or the use, the results of use, or the inability to use any Light Valve Film, material, Component or information provided hereunder.

     4.8 Analysis LICENSEE represents and agrees that it will only incorporate Light Valve Film and Components received from authorized suppliers during the term of this Agreement into Laminated Light Valve Film and for no other purpose except as may be specifically permitted under Sections 2.1 and 4.1, and that LICENSEE will not directly or indirectly attempt to reverse-engineer any material provided to it hereunder by LICENSOR or any supplier of any Component or of Light
Valve Film.

     4.9 Inventory. LICENSEE agrees that it shall purchase
Light Valve Film from SPD Inc. or any other authorized supplier of Light Valve Film to meet the requirements of licensees of LICENSOR for Laminated Light Valve Film during the term of this Agreement.

     4.10 No other obligations As at the date of this Agreement, LICENSEE and LICENSOR have no other obligations to each other except as expressly provided in this Agreement. In the event that LICENSEE and LICENSOR enter into any agreement or agreements after the date hereof, if LICENSEE and/or LICENSOR acts in accordance with its obligations under any other such agreement, it will not be deemed to be in breach of this Agreement by reason thereof.

5    TRADEMARKS

     5.1 Trademarks All trademarks or service marks that either party may adopt and use for Light Valve Film, or other products incorporating Light Valves are and shall remain the exclusive property of the adopting party, and the other party shall not obtain any rights and license to such marks under this Agreement, but may inform others that the adopting party has licensed or produced or processed Light Valve Film, or products incorporating Light Valves under such mark or marks, and may use the adopting party's logo in connection therewith, in accordance with Section 5.2. LICENSOR may require
LICENSEE or its permitted sublicensees to indicate on packaging that such product is licensed from Research Frontiers Incorporated or to otherwise include language and/or designations approved by LICENSOR indicating an affiliation with Research Frontiers Incorporated.

     5.2 Use of logo In the event that either party wishes to use a logo of the other party, such party will inform the other party in writing of the intended use of such logo, and:

     5.2.1 not use such logo without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed); and

            5.2.2 where consent to such use is forthcoming or use is pursuant to Section 5.2.3, agrees to follow the other party's guidelines (as from time to time may be applicable) with regard to use of such logo. The other party agrees to provide a copy of any such applicable guidelines to the other upon the granting of such consent; and

            5.2.3 Notwitstanding anything contained in this Agreement to the contrary, LICENSEE hereby consents to LICENSOR's use of LICENSEE's logo on the section of its internet web site listing licensees of LICENSOR (and any copy of such list) provided that such use is consistent with the way that the logos of other licensees of LICENSOR's are used on such list, and may also use LICENSEE's logo in connection with any press release issued jointly by LICENSOR and LICENSEE in connection with this Agreement and approved by both parties.

6    INSURANCE AND INDEMNIFICATION

     6.1 Insurance. LICENSEE shall maintain at all times ample product liability and other liability insurance covering its operations relating to the subject matter of this Agreement.

     6.2 Indemnification LICENSEE, and its affiliates, successors and assigns and sublicensees (each, an "Indemnifying Party"), each hereby indemnify and agree to hold harmless
LICENSOR and its shareholders, officers, directors, agents and employees (each, an "Indemnified Party"), against any liability, damage, loss, fine, penalty, claim, cost or expense (including reasonable costs of investigation and settlement and attorneys', accountants' and other experts' fees and expenses) arising out of any action or inaction by any Indemnifying Party relating to this Agreement including an Indemnifying Party's processing, sale, use, lease or other disposition of Laminated Light Valve Film, and related materials (other than sales by LICENSEE to LICENSOR pursuant to Section 4.2 hereof), or other use of the information and rights granted hereunder. Any knowledge of LICENSEE's or its sublicensee's activities by LICENSOR or its representatives shall in no way impose any liability on LICENSOR or reduce the responsibilities of LICENSEE hereunder or relieve it from any of its obligations and warranties under this Agreement.

7    FUTURE PATENTS

     7.1 Future Patents Each party, at its cost, shall have the right to file patent applications in the United States and in foreign countries covering any invention made by such party.

     7.2  Improvements and Modifications

     (a) If during the term of this Agreement, LICENSOR makes any improvements or modifications which are invented or developed by or on behalf of LICENSOR after the Effective
Date of this Agreement and on or before March 31, 2004, and which relate in any way to or are useful in the lamination of Light Valve Film, such improvements and modifications shall from time to time be disclosed to LICENSEE and be automatically included, on a non-exclusive basis, in the rights and licenses granted pursuant to Section 2.1 hereof, and any patents and/or patent applications relating thereto shall automatically be added to Schedule A hereof.

     (b) Any future improvements or modifications invented or developed by or on behalf of LICENSEE, LICENSEE's sublicensees and LICENSOR (other than as specifically described in Sections 7.2(a)) after the Effective Date of this Agreement, if any, which relate in any way to or are useful in the lamination, design, operation, manufacture and assembly of Light Valves, Light Valve Film and/or to the suspensions or other components used or usable in Light Valves and/or Light Valve Film shall not be included in this Agreement. Upon written request by the non-inventing party, LICENSOR and LICENSEE shall negotiate with each other regarding the grant of nonexclusive rights and licenses to use such improvements and modifications, but neither party shall be obligated to grant such rights and licenses to one another.

     (c) During the term of this Agreement each of the parties hereto agrees to inform the other in writing (without any obligation to reveal details which would be confidential information), at least as frequently as once a year in January of each calendar year, if any significant improvements or modifications (other than as specifically described in Section 7.2(a)) have been made relating to the subject matter of this Agreement, and as to the general nature of any such improvements and modifications.

     (d) Notwithstanding the foregoing, LICENSOR may, but shall not be required to, voluntarily and without additional cost to LICENSEE disclose certain information relating to future improvements and modifications and license to LICENSEE rights in such certain future improvements and modifications, and any information so disclosed will be considered Technical Information which LICENSEE shall be obligated to keep confidential pursuant to Section 12.1 of this Agreement. In connection therewith, LICENSOR, may voluntarily add patents and/or patent applications to Schedule A hereof. No disclosure of any information by LICENSOR shall in any way establish a course of dealing or otherwise require LICENSOR to make any future disclosure of information under this Agreement.

     7.3 Foreign Patent Applications. During the term of this Agreement, LICENSEE shall have the right to designate that any patent application now or hereafter listed on or incorporated into Schedule A shall be filed or maintained in any foreign country. If so designated and if legally possible to do so, LICENSOR agrees to promptly file, prosecute and maintain such applications and resulting patents, and LICENSEE shall pay to LICENSOR the complete cost, including reasonable attorney's fees, to file, prosecute and maintain any such patent application and resulting patents specifically so designated by LICENSEE.

8    TECHNOLOGY TRANSFER

     8.1 Materials Upon request by LICENSEE, during the term of this Agreement and when mutually convenient to LICENSOR and LICENSEE, LICENSOR shall supply
LICENSEE with small quantities of materials related to Light Valve Film for experimental use only by LICENSEE, and shall charge LICENSEE $750 per man/day plus the reasonable cost of any other materials used in making such materials, plus the reasonable cost of shipping such materials to LICENSEE. Each invoice submitted by LICENSOR for such service shall include detailed explanations of the charges, and, if requested by LICENSEE, copies of receipts. The parties acknowledge that LICENSOR has no obligation to transfer to LICENSEE any Technical Information other than as may be embodied in such sample materials, and that, other than sample materials, if any, that may be supplied by LICENSOR as aforesaid, LICENSEE will be acquiring materials from authorized suppliers other than LICENSOR.

     8.2 Inquiries LICENSEE and LICENSOR may also at any time during the term of this Agreement make reasonable inquiry by telephone, facsimile or mail to one another in regard to any information or data furnished pursuant to this Agreement.

     8.3 Visits During all visits by either party to the facilities of the other party, visitors shall comply with all reasonable rules of the host company, and each party to this Agreement will indemnify and hold the other party harmless from any liability, claim or loss whatsoever (i) for any injury to, or, death of, any of its employees or agents while such persons are present at the facility of the other party; and (ii) for any damages to its own property or to the property of any such employee or agent which may occur during the presence of any such person at the facility of the other party, regardless of how such damage occurs.

     8.4 Sole Purpose Any documentation or information supplied pursuant to this Agreement by either party to the other shall be used solely for the purposes set forth in this Agreement.

9    INTELLECTUAL PROPERTY PROTECTION
RESPONSIBILITIES

     9.1 Proprietary Rights: Notices Each party shall provide appropriate notices of patents, or other similar notice of the patent rights of the other party on all products utilizing the patented inventions of the other. Either party may add its own patent notice to any copy or embodiment which contains its patented inventions.

     9.2 LICENSOR Exclusive Owner LICENSEE hereby acknowledges LICENSOR as purporting to be the sole and exclusive owner of the patents and patent applications listed on Schedule A, and that, except for the rights granted hereunder, LICENSEE shall not have any rights or attempt to assert any ownership rights in and to those patents and patent applications.

10   TERM AND TERMINATION

     10.1 Term The term of this Agreement shall extend from the Effective Date of this Agreement to the date of termination of this Agreement. Unless sooner terminated or extended, as herein provided for below, this Agreement shall terminate upon the expiration of the later of (A) the last to expire of the patents now or hereafter listed in Schedule A hereof, and (B) the expiration of the period in which LICENSEE is obligated to maintain confidential Technical Information of LICENSOR pursuant to Section 12.1 hereof.

     10.2  Termination by LICENSEE  LICENSEE may
terminate this Agreement effective as of December 31, 2006 or as of any anniversary thereof by giving LICENSOR prior notice thereof unless sooner terminated as hereinafter provided. Such notice shall be made in writing and shall be given between 60 and 90 days prior to the effective date for which such termination is to be effective. If LICENSEE decides to terminate this Agreement for any reason, LICENSEE shall provide
LICENSOR, along with the aforementioned notice of termination, with a written report describing the reasons for such termination. After the expiration or termination of this Agreement, LICENSEE shall have no right to sell, and no obligation to manufacture and deliver, Laminated Light Valve
Film to any Authorized User or to any other party (except as may be permitted under any other Agreement between LICENSEE and LICENSOR).

     10.3  Termination by LICENSOR  LICENSOR may
terminate this Agreement at any time effective as of December
31, 2006 or as of any anniversary thereof upon at least 30 days' notice to LICENSEE for any reason, provided, however, that LICENSOR shall give LICENSEE at least one year's notice of any early termination under this Section 10.3 if LICENSEE is producing and selling Laminated Light Valve Film hereunder, and provided further that if LICENSOR gives LICENSEE a notice of termination pursuant to the first sentence of this
Section 10.3 and the effective termination date of such notice would be prior to the expiration of a binding contractual obligation of LICENSEE to supply Laminated Light Valve Film to an Authorized User which contract is in effect at the time LICENSOR's termination notice is given, then the LICENSEE may, by providing LICENSOR within 10 business days with a copy of the relevant portion of such contract, extend the effective date of LICENSOR's termination to the date on which the later of any aforesaid contractual obligations of LICENSEE to any such Authorized User expires, but in no event shall the foregoing extension imply any extension of time beyond the time period specified in Section 10.1 above. Notwithstanding the foregoing, LICENSOR may terminate this Agreement at any time upon at least 30 days' notice to LICENSEE if LICENSEE shall have failed to make any payment when due or at any time breached any material term of this Agreement and such payment is not made or such breach is not cured within any applicable cure period specified in Article 11 of this Agreement, or LICENSEE repeatedly provides inaccurate reports hereunder, or if there has been a cessation by LICENSEE of general operations or of work related to Laminated Light Valve Film, and "cessation" shall not include any temporary cessation of operations or work by LICENSEE as may occur from time to time.

     10.4 Effect of Termination If this Agreement expires or is terminated for any reason whatsoever (other than this Agreement being replaced by a subsequent license agreement between the parties hereto that specifically refers to its being a replacement for this Agreement), in addition to any other remedies which one party may have against the other: (1) all of LICENSEE's rights and licenses under this Agreement shall cease, and LICENSEE shall immediately return to LICENSOR all Technical Information furnished to LICENSEE under this Agreement or destroy the same (except for any which is incorporated into samples which have been supplied to an Authorized User as permitted hereunder), together with all reproductions, copies and summaries thereof (insofar as it is possible to do so); provided, however, that LICENSEE may retain solely for archival purposes one copy of all such documents in its legal department files, (2) at LICENSOR's option, LICENSEE shall, within 30 days of the date of such termination, either (A) sell and deliver to LICENSOR under the terms specified in Section 4.2 any Laminated Light Valve Film which shall then be in the possession of LICENSEE , and, if requested by LICENSOR, LICENSEE shall finish, sell and deliver under the terms specified in Section 4.2 to LICENSOR any Light Valve Film in inventory or in the process of being laminated as soon as possible and, in any case, not later than 60 days after receiving LICENSOR's request, and/or (B) with respect to any unsold inventory and work in the process of manufacture, to complete such work in process and sell any remaining inventory during the period not to exceed six months from the date of termination or expiration of this Agreement provided that at the completion of such six-month period, LICENSEE shall promptly destroy and dispose of any Laminated Light Valve Film (and Light Valve Film in the process of being laminated) not sold under this Section 10.4 except that LICENSEE shall not be in breach of this obligation where no Authorized Users agree to buy any Laminated Light
Valve Film under this Sub-Section and (3) if this Agreement is terminated for any reason on or before December 31, 2006, LICENSEE hereby grants to LICENSOR a nonexclusive, royalty-free, irrevocable, worldwide license with the right to grant sublicenses to others to utilize all technical information, improvements and/or modifications (whether or not the subject of patents or pending patent applications) developed or invented by or on behalf of LICENSEE and/or its sublicensees, subcontractors, or agents hereunder through the date of such termination of this Agreement relating to Light Valves, Light
Valve Film or the components or lamination thereof which relate to or arise out of Technical Information disclosed by LICENSEE to LICENSOR or are otherwise developed by LICENSEE, and upon such termination, LICENSEE shall provide LICENSOR in reasonable detail complete information regarding such technical information, improvements and/or modifications. The foregoing license shall be self-effectuating, but LICENSEE agrees upon written notice by LICENSOR at any time hereafter to deliver to LICENSOR within 30 days of such notice any document or other instrument reasonably requested by LICENSOR to convey such license rights to LICENSOR such as, by way of example, confirmations or instruments of conveyance or assignment. LICENSEE may exclude from such license any improvements to lamination or components, and processing know-how developed by or on behalf of LICENSEE but only to the extent that LICENSEE or any third party has not filed for patent protection on such items and maintains them as trade secrets. No termination of this Agreement by expiration or otherwise shall release LICENSEE or LICENSOR from any of its continuing obligations hereunder, if any, or limit, in any way any other remedy one party may have against the other party. Notwithstanding the foregoing, LICENSEE's obligations to LICENSOR under Sections 3.1
(only until the end of the quarter in which the last of all sales under this Agreement occurs), 3.2, 4.2 (insofar as is relevant to this Section 10.3), 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 6.1, 6.2, 8.3, 10.2,
10.4, 12.1, and Articles 13 and 14 shall survive any termination or expiration of this Agreement (to the extent that such survival does not conflict with the terms of any subsequent agreement between LICENSEE and LICENSOR, and in the event of any conflict, the terms of the subsequent agreement shall prevail).

11   EVENTS OF DEFAULT AND REMEDIES

     11.1 Events of Default Each of the following events shall constitute an "Event of Default" under this Agreement:

     11.1.1 (a) A party's failure to make any payment due in a timely manner or a party's material breach or material failure to punctually perform any of its duties and obligations under this Agreement, which material breach or failure, if curable, remains uncured for thirty (30) days after written notice of such breach or failure is received by the breaching party; or (b) a material misrepresentation is made by a party in any representation or warranty contained in this Agreement and the misrepresented facts or circumstances, if curable, remain uncured thirty (30) days after written notice of such misrepresentation is received by the breaching party; and, in either case, if such breach or misrepresentation is not curable, termination shall occur thirty (30) days after such misrepresentation or breach at the option of the non-breaching party; or

     11.1.2 The failure by a party upon request to provide the other party with adequate assurances of its performance of all obligations under this Agreement upon: (a) such first party's filing of a voluntary petition in bankruptcy; (b) the filing of any involuntary petition to have such first party declared bankrupt which has not been dismissed within ninety (90) days of its filing; (c) the appointment of a receiver or trustee for such first party which has not been rescinded within ninety (90) days of the date of such appointment; or (d) such first party otherwise becoming insolvent or otherwise making an assignment for the benefit of creditors.

     11.2 Default by a Party If there occurs an Event of Default with respect to a party, the other party may:

               (a)  seek damages; and/or

     (b) seek an injunction or an order for mandatory or specific performance; and/or

               (c) terminate this Agreement and the licenses granted to LICENSEE hereunder whereupon the non-defaulting party shall have no further obligations under this Agreement except those which expressly survive termination.

          12   CONFIDENTIALITY

     12.1 Confidential Information (a) LICENSEE agrees for itself, its sublicensees, and their employees and agents that for twenty (20) years from the later of the Effective Date of this Agreement or the latest date of its receipt of information disclosed to LICENSEE by LICENSOR pursuant to this Agreement, such information shall be held in confidence;
LICENSOR shall affix an appropriate legend on all written documentation given to LICENSEE which contains confidential information. LICENSEE acknowledges that the list of patent applications contained on Schedule A shall be deemed to be confidential information. Other than for the oral information conveyed during any training conducted pursuant to this Agreement, if any, all of which shall be deemed to be confidential information, if confidential information is otherwise conveyed orally by LICENSOR after training has been completed, LICENSOR shall specify to LICENSEE at the time such information is being conveyed (or in a subsequent letter referring to the conversation) that the information conveyed is confidential. It is understood and agreed that, unless otherwise provided in a separate agreement between LICENSEE and LICENSOR, LICENSEE has no obligation hereunder to provide
LICENSOR with any confidential or proprietary information, and that LICENSOR shall have no obligation hereunder to LICENSEE to maintain in confidence or refrain from commercial or other use of any information which LICENSOR is or becomes aware of under this Agreement (subject to the terms of Section 13.1.3 and unless LICENSEE has informed
LICENSOR on a non-confidential basis of the nature of such information beforehand and LICENSOR has agreed in writing to receive such information from LICENSEE which LICENSEE wishes to be considered confidential, in which case it shall be kept confidential for no more than a period of three years from the date of disclosure unless another period of confidentiality is otherwise agreed to by LICENSOR and LICENSEE at the time of disclosure). The terms and provisions of this Agreement or any other agreement between the parties shall not be considered confidential, and the parties hereto acknowledge that, pursuant to the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, LICENSOR may file copies of this Agreement with the Securities and Exchange Commission and with NASDAQ and with any other stock exchange on which LICENSOR's securities may be listed.

LICENSEE agrees that for the period of time during which LICENSEE is obligated to keep Technical Information confidential hereunder, LICENSEE will not knowingly make, use, sell, lease or otherwise dispose of products using or directly or indirectly derived from confidential information or sample materials supplied to LICENSEE by LICENSOR or its licensees, sublicensees, or any of their affiliates relating to Light Valve Film, Light Valves or components thereof (other than where all obligations of confidentiality in respect of such confidential information or sample materials as are so provided to LICENSEE from LICENSOR or its licensees and their sublicensees and so made, used, sold, leased or otherwise disposed of by LICENSEE or its sublicensees have validly terminated other than through a breach by LICENSEE or any third party of any obligation of confidentiality), or which otherwise comprise suspended particles, which when subjected to a suitable electric or magnetic field, orient to produce a change in the optical characteristics of the suspension ("SPD Technology") unless an agreement between LICENSOR and LICENSEE permitting it to do so is in full force and effect and the royalties, if any, provided in such agreement are being paid to LICENSOR on such products. The foregoing restriction shall not apply to products (i) which do not directly or indirectly incorporate SPD Technology, such as, but not limited to, liquid crystal devices, or electrochromic devices, or (ii) which incorporate technology involving suspended particles, which when subjected to a suitable electric or magnetic field, orient to produce a change in the optical characteristics of the suspension but which is independently developed and which is not in any way directly or indirectly derived from any Technical
Information of LICENSOR or its licensees, sublicensees, or any of their affiliates. LICENSEE agrees to make all reasonable and careful enquiries to determine whether any SPD Technology is derived in any way from Technical Information or patents of the LICENSOR. LICENSEE shall have the burden of proving by clear and convincing evidence that the availability of any exception of confidentiality exists or that the foregoing restrictions do not apply to a particular product. Nothing contained in this section, however, shall be construed as granting LICENSEE any rights or licenses with respect to any Technical Information (which is not in the public domain other than through a breach by LICENSEE or any third party of any obligation of confidentiality) or patents of LICENSOR or its other licensees or their sublicensees.

     (b) LICENSEE will have the right to provide materials to, and to disclose information to a subcontractor relating to this Agreement; provided, however, that LICENSEE shall only disclose such information as is strictly necessary to enable said subcontractor to perform its manufacturing task, and shall ensure that, prior to disclosing any information to said subcontractor, said subcontractor has signed a secrecy agreement with LICENSEE at least as protective of
LICENSOR's Technical Information as the provisions of this Agreement, including, without limitation, said subcontractor's specific agreement to be bound by the provisions of Section
12.1 hereof to the same extent as LICENSEE.   For such
purposes, LICENSEE may develop a standard form of secrecy agreement for LICENSOR's approval, after which LICENSEE may use such secrecy agreement with all subcontractors without LICENSOR's prior approval of the secrecy agreement being necessary. LICENSEE shall have all subcontractors sign said secrecy agreement prior to the disclosure of Technical Information to said subcontractor, and LICENSEE shall send LICENSOR a copy of every such secrecy agreement within thirty (30) days after the execution thereof.

     (c)Notwithstanding anything contained in this Agreement to the contrary, there shall be no obligation to treat as confidential information which is or becomes available to the public other than through a breach of a party to this Agreement's obligation, or which was already possessed by a party prior to the date of disclosure and, in the case of confidential information of LICENSOR, was already possessed by LICENSEE in writing (or otherwise provable to be in the possession of LICENSEE) prior to the Effective Date of this Agreement (and was not received from LICENSOR), or which is shown by a party to this Agreement to have been received by it from a third party who had the legal right to so disclose it without restrictions and without breach of any agreement with LICENSOR, its licensees or their sublicensees, or any third party, or which is required to be disclosed under generally accepted accounting principles or any applicable law, regulation, governmental request or court order (subject to Section 14.2), or upon which (in connection with written information) a party to this Agreement has not affixed an appropriate legend stating that such information is confidential or (in the case of oral information) which is not stated at the time of its impartation that it is confidential.

13   WARRANTIES AND REPRESENTATIONS

     13.1 Reciprocal Representations Each party represents and warrants to the other that:

     13.1.1 Valid Agreement The execution and delivery of this Agreement by the officer or representative so doing, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by LICENSOR and LICENSEE and this Agreement is a valid and binding obligation enforceable against the parties in accordance with its terms, except to the extent limited by bankruptcy, insolvency, moratorium and other laws of general application relating to general equitable principles;

     13.1.2 No Conflicts Nothing herein conflicts with its rights and obligations pursuant to any agreement by a party and any other entity; and

     13.1.3 Publicity The parties shall have the right to use non-confidential information, including but not limited to information concerning this Agreement, for marketing, sales, technical assistance, investor relations, disclosure and public relations purposes, . Information permitted to be disclosed by a party under this Section 13.1.3 may appear on such party's (or its subsidiaries' or sublicensees') Internet web site or other pubic material, along with logos (to the extent permitted by Section 5.1 or otherwise pursuant to the consent of the other party, which consent may not be unreasonably withheld or delayed), links to the Internet web sites, and specific pages therefrom, of the other party and its subsidiaries and sublicensees.

     13.2 LICENSOR Representations LICENSOR represents and warrants, for the benefit of LICENSEE, that:

     13.2.1 Title As of the date hereof, LICENSOR represents and warrants that it has the right to convey the rights and licenses granted by this Agreement, and otherwise to perform its obligations under this Agreement. LICENSOR has caused its employees who are employed to do research, development, or other inventive work to disclose to it any invention or information within the scope of this Agreement and to assign to it rights in such inventions and information in order that LICENSEE shall receive, by virtue of this Agreement, the licenses granted to it under Section 2.1 hereof.

     13.2.2 Infringement As of the date hereof, LICENSOR is not aware of any claim for patent infringement or the misappropriation of trade secrets, being asserted against it by any third party; or of any infringement of the patents listed on Schedule A hereto by any entity.

     13.2.3 Patents in Force To the best of LICENSOR's knowledge, all of the patents listed on Schedule A hereto are currently in force.

     13.3 No Warranty LICENSOR and LICENSEE make no guaranty or warranty to one another under this Agreement (a) that LICENSEE will be able to develop, manufacture, sell or otherwise commercialize Laminated Light Valve Film, or (b) as to the validity of any patent.

     13.4 Representation LICENSOR hereby represents and warrants that, as of the Effective Date hereof, to the best of its knowledge there have been no claims, actions or proceedings brought or threatened against it or its licensees alleging that any Light Valve Film, and Light Valves manufactured using
Technical Information or other technical information disclosed by LICENSOR constitutes infringement of any patent of any third party.

     13.5 Disclosure In the event that after the date of this Agreement either party becomes aware of any fact or matter which renders any of the warranties and representations set out at this Section 13 untrue, it shall promptly notify the other party of the same, without prejudice to any rights and remedies of such other party for any breach of any such warranty or representation, provided that this Section 13.5 shall not impose any additional obligations on a party other than the obligation of disclosure set forth herein.

14    MISCELLANEOUS

     14.1 Applicable Law This Agreement shall be interpreted, construed, governed and enforced in accordance with and governed by the laws of the State of New York, and LICENSOR and LICENSEE hereby submit to the exclusive jurisdiction of the state or federal courts located in the County of Nassau and State of New York for such purposes. Should any dispute arise between LICENSOR and LICENSEE in connection with this Agreement, LICENSOR and LICENSEE shall first endeavor to settle such dispute in an amicable manner through mutual consultation.

     14.2 Confidentiality In Court Proceeding In order to protect and preserve the confidential information of a party which the parties recognize may be exchanged pursuant to the provisions of this Agreement, the disclosing party may request, and the receiving party shall not oppose, the court in any action relating to this Agreement to enter a protective order to protect information which is confidential information under Section
12.1 and to seal the record in the action or to hold the proceedings, or portion of the proceedings, in camera; provided, that the requested terms do not prejudice the receiving party's interests. Nothing, however, shall preclude either party from thereafter moving to unseal its own records or to have matter and information designated as confidential under any relevant protective order designated otherwise in accordance with the circumstances as they shall appear at that time.

     14.3 Severability If any provision of this Agreement is declared or found to be illegal, unenforceable or void, the parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provision. If the remainder of this Agreement is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

     14.4 Waiver Unless agreed to by the parties in writing to the contrary, the failure of either party to insist in any one or more instances upon the strict performance of any one or more of the provisions of this Agreement, or to exercise any right contained in this Agreement or provided by law, shall not constitute or be construed as a waiver or relinquishment of the performance of such provision or right or the right subsequently to demand such strict performance or exercise of such right, and the rights and obligations of the parties shall continue unchanged and remain in full force and effect.

     14.5 Captions The captions and headings in this Agreement are inserted for convenience and reference only and in no way define or limit the scope or content of this Agreement and shall not affect the interpretation of its provisions.

     14.6 Assignment This Agreement shall be binding on and shall inure to the benefit of the parties and their successors and assigns. However, LICENSEE agrees that it shall not assign this Agreement or its rights hereunder without the prior written consent of LICENSOR except to a successor to substantially all of its business relating to Light Valves and whose obligations hereunder are guaranteed to LICENSOR by LICENSEE.
LICENSOR may assign all of its rights and obligations hereunder to any successor to any of its business interests or to any company controlling or controlled by LICENSOR. All assignees shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by the assigning party, and an originally signed instrument of such assumption and assignment shall be delivered to the non-assigning party within 30 days of the execution of such instrument.

     14.7 Schedules All Schedules attached to this Agreement shall be deemed to be a part of this Agreement as if set forth fully in this Agreement.

     14.8 Entire Agreement This Agreement constitutes the entire understanding and agreement between LICENSOR and LICENSEE with respect to the subject matter hereof, supersedes all prior agreements, proposals, understandings, letters of intent, negotiations and discussions with respect to the subject matter hereof and can be modified, amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement and which is executed in writing by the parties; provided, however, that either party may unilaterally waive in writing any provision imposing an obligation on the other.

     14.9 Notices Any notice required or permitted to be given or made in this Agreement shall be in writing and shall be deemed given on the earliest of (i) actual receipt, irrespective of method of delivery, (ii) on the delivery day following dispatch if sent by express mail (or similar next day courier service), or (iii) on the sixth day after mailing by registered or certified air mail, return receipt requested, postage prepaid and addressed as follows:

LICENSOR: Robert L. Saxe, Chairman and CEO
               Research Frontiers Incorporated
               240 Crossways Park Drive
               Woodbury, New York 11797-2033 USA
                                        Facsimile:     (516) 364-3798
                                        Telephone:     (516) 364-1902

LICENSEE: Dr. Anthony R. Shaw,
               Vice President Technology, Automotive
               Pilkington North America
               811 Madison Avenue
               Toledo, Ohio 43695, USA
               Facsimile:      (419) 247-4224
               Telephone:      (419) 247-4488

or to such substitute addresses and persons as a party may designate to the other from time to time by written notice in accordance with this provision.

     14.10 Bankruptcy Code In the event that either party should file a petition under the federal bankruptcy laws, or that an involuntary petition shall be filed against such party, the parties intend that the non-filing party shall be protected in the continued enjoyment of its rights hereunder to the maximum feasible extent including, without limitation, if it so elects, the protection conferred upon licensees under section 365(n) of Title 17 of the U.S. Code. Each party agrees that it will give the other party immediate notice of the filing of any voluntary or involuntary petition under the federal bankruptcy laws.

     14.11 Construction This Agreement and the exhibits hereto have been drafted jointly by the parties and in the event of any ambiguities in the language hereof, there shall no be inference drawn in favor or against either party.

     14.12 Counterparts This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     14.13 Status of the Parties The status of the parties under this Agreement shall be solely that of independent contractors.
No party shall have the right to enter into any agreements on behalf of the other party nor shall it represent to any person that it has such right or authority.

     The parties, through their duly authorized representatives, and intending to be legally bound, have executed this Agreement, as of the date and year first above written, whereupon it became effective in accordance with its terms.

RESEARCH FRONTIERS INCORPORATED


By:/s/ Joseph M. Harary
      Joseph M. Harary, President
      Date: March 25, 2004

PILKINGTON PLC (for itself and on behalf of its Affiliates)


By: /s/ Ian Paturson Lough
      Ian Paturson Lough, Director
      Date: March 24, 2004



                                   Schedule A
                             (As of March 25, 2004)


                    LIST OF UNITED STATES, INTERNATIONAL AND
                    FOREIGN PATENTS AND PATENT APPLICATIONS
              (*-indicates a patent with respect to non-US filings)
                                                       Date    Expiration
Patents in the United States                                     Issued  Date



4,772,103                Robert L. Saxe
               "Light Valve Containing an Improved
                   Suspension, and Liquids Therefor"   9/20/88   8/8/06


5,002,701                Robert L. Saxe
               "Light Polarizing Materials and
                   Suspensions Thereof"                3/26/91   3/26/08


4,877,313                Robert L. Saxe et al
               "Light Polarizing Materials and
                   Suspensions Thereof"                10/31/89  2/10/09


5,093,041                Joseph A. Check, III et al
               "Light-Polarizing Material Based on
                   Ethylene-diamine Polyacetic Acid
                   Derivatives"                        3/03/92   7/30/10


5,111,331                Paul Rosenberg
               "Electro-Optical Light Modulator"       5/05/92    7/5/09


5,130,057                Robert L. Saxe
               "Light Polarizing Materials and
                   Suspensions Thereof"                7/14/92
10/31/06


5,279,773                Robert L. Saxe
               "Light Valve Incorporating A Suspension
                    Stabilized With A Block Polymer"   1/18/94   3/23/12

                    Schedule A (Continued)

                                                       Date    Expiration
Patents in the United States                           Issued  Date

5,325,220                Robert L. Saxe
               "Light Valve With Low Emissivity
                 Coating As Electrode"                 6/28/94    3/9/13


5,463,491                Joseph A. Check III
               "Light Valve Employing a Film Comprising
                 An Encapsulated Liquid Suspension And
                 Method of Making Such Film"           10/31/9511/6/12


5,463,492                Joseph A. Check III
               "Light Modulating Film of Improved
                  Clarity For A Light Valve"           10/31/95  11/6/12


5,461,506                Joseph A. Check III et al
               "Light Valve Suspensions Containing A
                 Trimellitate Or Trimesate And Light
                 Valves Containing The Same"           10/24/955/11/13


5,467,217                Joseph A. Check III et al
               "Light Valve Suspensions and Films
                 Containing UV Absorbers and Light
                 Valves Containing The Same"           11/14/955/11/13


5,516,463                Joseph A. Check III et al
               "Method of Making Light
                    Polarizing Particles"              05/14/96  07/08/14


5,650,872                Robert L. Saxe et al
               "Light Valve Containing
                    Ultrafine Particles"               07/22/97  12/08/14

5,728,251                Joseph A.  Check, III
               "Light Modulating Film of Improved
                 UV Stability For a Light Valve"       03/17/98  09/27/15

                      Schedule A (Continued)

                                                       Date    Expiration
Patents in the United States                           Issued  Date

5,764,402      Jean-Francois Thomas; Pierre Vezin
               "Optical Cell Control System"           06/09/98xx/xx/xx

5,838,482      Daniel Decroupet; Pierre Laroche
               "Optical Cell"                          11/17/98  xx/xx/xx

5,691,849      Rene Ledroit; Jean-Francois Thomas; Andre Hecq
               "Rear-View Assembly for a Vehicle
               and an Adaptor Therefor"                11/25/97xx/xx/xx

6,114,405           Huifang Zhuang et al
               "Ultraviolet Radiation-Curable
               Light-Modulating Film for a Light
               Valve, and Method of Making Same"       09/05/00
                                                       10/09/17

6,156,239           Robert L. Saxe et al
               "Light Polarizing Material, Liquid
               Suspensions and Films Thereof, and Light
               Valve Incorporating Same"               12/05/00 02/26/19

6,271,956B1              Robert L. Saxe et al
               "Method and Materials for Enhancing the
               Adhesion of SPD Films and Light Valves
               Comprising Same"                        08/07/01
                                                       03/02/20

6,301,040           Srinivasan Chakrapani et al
               "SPD Films Having Improved Properties and
                     Light Valves Comprising Same"     10/09/0105/24/20

6,334,967 B1             Robert L. Saxe et al
               "Light Polarizing Particles of Improved
                     Particle Size Distribution"       01/01/02  12/21/20
                    (See also listing for PCT/US99/15508)

6,416,827           Srinivasan Chakrapani et al
          "SPD Films and Light Valves Comprising Same"07/09/02
[10/27/20]

6,429,961B1                   Joseph M. Harary et al
               "Methods for Retrofitting Windows With Switchable
                    and Non-Switchable Window Enhancements and
               Retrofitted Windows Produced Thereby" 08/06/02 10/03/20

                                                       Date    Expiration
Patents in the United States                           Issued  Date

6,517,746           Robert L. Saxe et al.
               "Polyhalide Particles and Light Valves
                Comprising Same"                       02/11/03  01/05/21

6,522,446                Robert L. Saxe
               "Anisometrically Shaped Metal Particles,
               Liquid Suspensions and Films Thereof And
                Light Valves Comprising Same"          02/18/03  04/25/21

6,529,312B1              Robert L. Saxe
               "Anisometrically Shaped Carbon and/or Graphite
               Particles, Liquid Suspensions and Films Thereof
               And Light Valves Comprising Same"       03/04/0306/07/19
               [See also U.S. Patent Application No. 10/330,645 filed December 27, 2002, a continuation-in-part of this patent]

6,606,185B2              Robert L. Saxe
               "SPD Films and Light Valves Comprising Liquid
               Suspensions of Heat-Reflective Particles of
               Mixed Metal Oxides and Methods of Making
               Such Particles"                         08/12/03  12/08/14

 PENDING UNITED STATES APPLICATIONS

 Serial Number Filing Date

[Confidential Information Omitted and filed separately with the Securities and Exchange Commission]

PENDING INTERNATIONAL APPLICATIONS

 Serial Number Filing Date

[Confidential Information Omitted and filed separately with the Securities and Exchange Commission]

FOREIGN PATENTS AND PATENT APPLICATIONS

Patent Number or Country Serial Number Issued Filed Expiration

[Confidential Information Omitted and filed separately with the Securities and Exchange Commission]
                       Schedule B  (As of March 25, 2004)

               LIST OF ELIGIBLE CUSTOMERS (AUTHORIZED USERS) FOR
                           LAMINATED LIGHT VALVE FILM

Name of Customer     Licensed Application Permitted Territory
 Research Frontiers Incorporated    All applications

                                                        Worldwide

 American Glass Products       Architectural and automotive
                                                        windows

                                                        Worldwide
                                                                 (except
Korea)

 AGC Automotive Americas       Sunroof glass for other licensees

                                              Worldwide
 (f/k/a AP Technoglass Co.)

 Asahi Glass Company           Sunroof glass for other licensees

                                              Worldwide


 Avery Dennison Corp.          SPD displays
                                                   Worldwide

 BOS GmbH                 Variable light transmission sunshades and
                                                        sunvisors

                                                        Worldwide

 BRG Group, Ltd.               Architectural and automotive windows
               Worldwide
                                                                 (except
Korea)

 Cricursa Cristales Curvados S.A.   Architectural and automotive
                                                        windows

                                                        Worldwide
                                                                 (except
Korea)

 Custom Glass Corporation      Windows and sunroofs for mass
transit trains/busses      Worldwide
                                                                 (except
Korea)

 Glaverbel, S.A.               Automotive vehicle rear-view mirrors,

                                                        Worldwide
                      transportation vehicle sunvisors, and
                            (except  Korea
                        architectural and
                                                        automotive
                                                        windows

                                                        for
                                                        windows)


 Global Mirror GmbH            Rear-view mirrors and sunvisors

                                                        Worldwide

 Hankuk Glass Industries Inc./SPD Inc.   Broad range of SPD light
                                                        control
                                                        products

                                                        Worldwide
                             including windows, flat panel displays,
                                          automotive vehicle rear-view mirrors
and
                                   sunvisors (installed as original equipment
                                          on Korean-made cars), and sunroofs;
SPD film
 for licensees and prospective licensees


               Innovative Glass Corporation       Architectural windows
                    U.S., Canada,
                                                                 and Mexico

 InspecTech Aero Service, Inc. Aircraft and marine windows and cabin
                                                        dividers

                                                        Worldwide
                                                                 (except
Korea)

 Isoclima S.p.A.               Architectural and automotive windows

                                                        Worldwide
                                                                 (except
Korea)
     Kerros Ltd. (IntelliTint)          Automotive windows and sunroofs
                                        Worldwide
                                                                 (except
Korea)

     Leminur, Ltd.                 Architectural windows,
Russian Federation,
                                                                     Armenia,
Azerbaijan,
                                                                     Belarus,
Estonia,
                                                                     Georgia,
Kazakhstan,
                                                                     Kyrgyz
Republic,
                                                                     Latvia,
Lithuania,
                                                                     Moldova,
Tajikistan,

Turkmenistan,
 Ukraine, and
                                                                     Uzbekistan.

 N.V. Bekaert S.A.        Architectural and automotive windows
                                                        Worldwide
                                                            (except Korea)

 SPD Technologies, Inc.   Architectural windows
                                                        Worldwide
 (f/k/a Razor's Edge Technologies, Inc.)
                                                        (except
                                                        Korea)

     Saint-Gobain Glass France, SA Architectural windows, automotive and other Worldwide transportation vehicle windows (other
than aircraft  (except Korea)
 and spacecraft), kitchen and laundry
home appliance
 windows, and automotive sunvisors
and rear-view
 mirrors for cars, SUVs, light trucks
and other
 transportation vehicles (other than as
original equipment
 mirrors on heavy trucks, busses,
construction vehicles,
 firetrucks and other vehicles in Class
5-8 or weighing
  over 16,000 pounds)

 SPD Systems, Inc.        Architectural, marine and appliance windows

                                                        Worldwide
                                                            (except Korea)

   ThermoView Industries, Inc.   Architectural windows
                                                        Worldwide
                                                            (except Korea)

               Traco Inc.               Architectural windows
            Worldwide
                                                            (except Korea)

     Vision (Environmental Innovation) Ltd.  Architectural windows
             United Kingdom
[INFORMATION REGARDING OTHER AUTHORIZED USERS
WILL BE PROVIDED BY LICENSOR TO LICENSEE FROM TIME
TO TIME IN THE FUTURE]